Exhibit 99.4

Execution Version

FIRST AMENDMENT AND WAIVER TO
TERM LOAN AGREEMENT

THIS FIRST AMENDMENT AND WAIVER TO TERM LOAN AGREEMENT (this “First Amendment”) is entered into as of January 23, 2014, by and among ENABLE MIDSTREAM PARTNERS, LP, a Delaware limited partnership, formerly known as CenterPoint Energy Field Services LP (the “Borrower”), the Lenders party hereto and CITIBANK, N.A., as Agent.
Preliminary Statements
WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Term Loan Agreement, dated as of May 1, 2013 (the “Existing Term Loan Agreement” and, as amended, restated, supplemented, increased and extended or otherwise modified from time to time (including by this First Amendment), the “Term Loan Agreement”; capitalized terms used herein that are not defined herein and are defined in the Term Loan Agreement are used herein as defined in the Term Loan Agreement); and
WHEREAS, the Borrower has requested that the Lenders and the Agent amend the Existing Term Loan Agreement and waive certain requirements thereof, and the Agent and the Lenders party hereto, which Lenders constitute the Required Lenders, have agreed to do so subject to the terms and conditions of this First Amendment; and
WHEREAS, the Borrower, the Agent and the Lenders party hereto wish to execute and deliver this First Amendment to evidence such agreement.
NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Agent and the Lenders party hereto hereby agree as follows:
Section 1.Amendments to the Existing Term Loan Agreement.
(a)    The introductory paragraph of the Existing Term Loan Agreement is hereby amended by inserting the phrase “together with its successors, including, without limitation, Enable Midstream Partners LP, a Delaware limited partnership,” immediately before the phrase “the Borrower” therein.
(b)    Section 1.1 of the Existing Term Loan Agreement is hereby amended by amending and restating the definition of “General Partner” in its entirety as follows:
“General Partner” means CNP OGE GP LLC, a Delaware limited liability company, and its successors, including, without limitation, Enable GP, LLC, a Delaware limited liability company.

(c)    Section 2.7(a) of the Existing Term Loan Agreement is hereby amended by:
(1)    re-lettering the existing clause (e) as clause (f);
(2)    re-lettering the existing clause (f) as clause (g);
(3)    inserting the following new clause (e) in the appropriate alphabetical order:
“(e)    any Indebtedness under any commercial paper program entered into for the general corporate (or equivalent) purposes of the Borrower and its Subsidiaries,” and
(4)    deleting the reference to “the foregoing clauses (a) through (e)” in the new clause (g) and replacing it with a reference to “the foregoing clauses (a) through (f)”.
(d)    Section 6.1(a) of the Existing Term Loan Agreement is hereby amended by inserting the phrase “(it being understood that, notwithstanding anything to the contrary contained herein, the requirements of this Section 6.1(a) may be satisfied by delivering the Borrower’s Annual Report on Form 10-K with respect to such fiscal year as, and to the extent, filed with the Securities and Exchange Commission)” immediately before the period at the end of such Section 6.1(a).
(e)    Section 6.1(b) of the Existing Term Loan Agreement is hereby amended and restated in its entirety as follows:
Within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, financial statements prepared in accordance with GAAP (other than with regard to the absence of footnotes and subject to changes resulting from audit and normal year-end audit adjustments to same) on a consolidated basis for itself and its Subsidiaries, including (x) consolidated unaudited balance sheets as at the end of each such period, setting forth in comparative form figures as at the end of the preceding fiscal year, and (y) consolidated unaudited statements of income and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, in each case in this clause (y), setting forth in comparative form figures for the corresponding period of the preceding fiscal year, and accompanied by a certificate of a Financial Officer to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of their respective dates and have been prepared in accordance with GAAP (other than with regard to the absence of footnotes and subject to changes resulting from audit and normal year-end audit adjustments to same) (it being understood that, notwithstanding anything to the contrary contained herein, the requirements of this Section 6.1(b) may be satisfied by delivering the Borrower’s Quarterly Report on Form 10-Q with respect to such fiscal periods as, and to the extent, filed with the Securities and Exchange Commission).

It is hereby acknowledged and agreed by all parties hereto that the amendment set forth in this Section 1(e) (except for the addition of the parenthetical beginning “it being understood”) is a clarifying amendment and that Section 6.1(b) of the Term Loan Agreement, as amended hereby (except for the addition of the parenthetical beginning “it being understood”), embodies the previous understanding of the parties with respect to the financial statements required to be delivered under Section 6.1(b) of the Existing Term Loan Agreement.
Section 2.    Waiver. Section 6.1(b) of the Existing Term Loan Agreement requires the Borrower to deliver, within forty-five (45) days after the end of the first three quarterly periods of each of its fiscal years, among other things, financial statements prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries in the manner set forth therein. On August 14, 2013 (the “Delivery Date”), pursuant to Section 6.1(b) of the Existing Term Loan Agreement, the Borrower delivered to the Lenders a certificate of a Financial Officer (the “2013 Second Quarter Certification”) with respect to the financial statements of the Borrower and its Subsidiaries for the fiscal quarter ending June 30, 2013 (the “2013 Second Quarter Financial Statements”). The 2013 Second Quarter Financial Statements (i) were presented on a historical cost basis (which is not a recognized basis of presentation under GAAP), (ii) did not set forth comparative form figures for the corresponding period of the preceding fiscal year and (iii) did not cover the period from the beginning of the 2013 fiscal year to the end of the fiscal quarter ending June 30, 2013. Accordingly, the Agent and the Lenders party hereto (which constitute the Required Lenders) hereby (a) waive any Default or Event of Default arising as a result of (i) the 2013 Second Quarter Financial Statements failing to be prepared in accordance with GAAP, failing to set forth comparative form figures to the extent required by Section 6.1(b) of the Existing Term Loan Agreement and failing to cover the period from the beginning of the 2013 fiscal year to the end of the fiscal quarter ending June 30, 2013 and (ii) the 2013 Second Quarter Certification failing to state that the 2013 Second Quarter Financial Statements fairly present in all material respects the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the dates of such financial statements and failing to state that such financial statements have been prepared in accordance with GAAP (other than with regard to the absence of footnotes and, subject to changes resulting from audit and normal year-end audit adjustments to same) and (b) acknowledge and agree that, except as described in this Section 2, the 2013 Second Quarter Financial Statements satisfy the requirements of Section 6.1(b) of the Existing Term Loan Agreement.
On the First Amendment Closing Date, the waivers set forth in this Section 2 shall be effective retroactively as of the Delivery Date.
The foregoing waivers are limited to the extent described in this First Amendment and shall not be construed to be a consent to or waiver of any other failure to comply with the terms of the Term Loan Agreement or any other covenant or other departure from the requirements of, or modification of, any other terms of the Term Loan Agreement or any other Loan Document.
Section 3.    Representations True; No Default. The Borrower represents and warrants that:
(a)    this First Amendment has been duly authorized, executed and delivered on its behalf, and the Existing Term Loan Agreement, as amended or otherwise modified by this First

Amendment, and the other Loan Documents to which it is a party, constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity;
(b)    the representations and warranties of the Borrower contained in Article V of the Term Loan Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of the date hereof (other than (i) the representations and warranties set forth in Sections 5.7 and 5.9 of the Term Loan Agreement, which shall only be made on the Closing Date, (ii) those representations and warranties that expressly relate to a specific earlier date, which representations and warranties were true and correct in all material respects as of such earlier date and (iii) those representations and warranties that are by their terms subject to a materiality qualifier, which representations and warranties are true and correct in all respects); and
(c)    immediately after giving effect to this First Amendment, no Default or Event of Default under the Term Loan Agreement has occurred and is continuing.
Section 4.    Effectiveness. This First Amendment shall become effective as of the date (the “First Amendment Closing Date”) when, and only when, the Agent notifies the Borrower that the Agent (or its counsel) has received counterparts of this First Amendment, duly executed and delivered by the Borrower, the Agent and the Required Lenders (it being understood that, on the First Amendment Closing Date, the waivers set forth in Section 2 of this First Amendment shall be effective retroactively in accordance with such Section 2).
Section 5.    Miscellaneous Provisions.
(a)    From and after the execution and delivery of this First Amendment, the Existing Term Loan Agreement shall be deemed to be amended and modified as herein provided, and except as so amended and modified the Existing Term Loan Agreement shall continue in full force and effect and is hereby ratified and confirmed. Other than as expressly set forth herein, nothing herein shall act as a waiver of any of the Agent’s or the Lenders’ rights under the Loan Documents.
(b)    The Existing Term Loan Agreement and this First Amendment shall be read and construed as one and the same instrument.
(c)    Any reference in any of the Loan Documents to the Existing Term Loan Agreement or Term Loan Agreement shall be a reference to the Term Loan Agreement as amended by this First Amendment.
(d)    This First Amendment is a Loan Document for purposes of the provisions of the other Loan Documents. In furtherance of the foregoing, to the extent contemplated in the Term Loan Agreement, any breach of the representations, warranties, and covenants under this First Amendment shall be a Default or an Event of Default under the Loan Documents.

(e)    This First Amendment shall be construed in accordance with and governed by the laws of the State of New York.
(f)    This First Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may be in original or facsimile form, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this First Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.
(g)    The headings herein shall be accorded no significance in interpreting this First Amendment.
Section 6.    Binding Effect. This First Amendment shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein.
[Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first set forth above, to be effective as of the First Amendment Closing Date.

BORROWER:

ENABLE MIDSTREAM PARTNERS, LP, as the
Borrower

By: Enable GP, LLC, its General Partner

By:	/s/ E. Keith Mitchell
Name:	E. Keith Mitchell
Title:	Chief Operating Officer

Signature Page to First Amendment and Waiver to Term Loan Agreement

AGENT:

CITIBANK, N.A., as Agent

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Authorized Signatory

Signature Page to First Amendment and Waiver to Term Loan Agreement

BANK OF AMERICA, N.A.

By:	/s/ William Merritt
Name:	William Merritt
Title:	VP

Signature Page to First Amendment and Waiver to Term Loan Agreement

BOKF, NA dba BANK OF OKLAHOMA

By:	/s/ Laura Christofferson
Name:	Laura Christofferson
Title:	Senior Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

LENDERS:

CITIBANK, N.A., as Lender

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Authorized Signatory

Signature Page to First Amendment and Waiver to Term Loan Agreement

Compass Bank

By:	/s/ Payton K. Swope
Name:	Payton K. Swope
Title:	Executive Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virgina Cosenza
Name:	Virgina Cosenza
Title:	Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

GOLDMAN SACHS BANK USA

By:	/s/ Ashwin Ramakrishna
Name:	Ashwin Ramakrishna
Title:	Authorized Signatory

Signature Page to First Amendment and Waiver to Term Loan Agreement

Industrial and Commercial Bank of China
Limited. New York Branch

By:	/s/ Mr. Qing Hong
Name:	Mr. Qing Hong
Title:	Deputy General Manager

Signature Page to First Amendment and Waiver to Term Loan Agreement

JPMORGAN CHASE BANK, N.A.,

By:	/s/ Bridget Killackey
Name:	Bridget Killackey
Title:	Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

KEYBANK NATIONAL ASSOCIATION

By:	/s/ Keven D Smith
Name:	Keven D Smith
Title:	Senior Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

MIZUHO BANK (USA)

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ John Berry
Name:	John Berry
Title:	Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

ROYAL BANK OF CANADA

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

Signature Page to First Amendment and Waiver to Term Loan Agreement

SunTrust Bank

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

Signature Page to First Amendment and Waiver to Term Loan Agreement

The Bank of New York Mellon

By:	/s/ Hussam S. Alsahlani
Name:	Hussam S. Alsahlani
Title:	Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD.

By:	/s/ Mark Oberreuter
Name:	Mark Oberreuter
Title:	Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

THE ROYAL BANK OF SCOTLAND
FINANCE (IRELAND)

By:	/s/ Len O’Connell
Name:	Len O’Connell
Title:	Director

By:	/s/ Paul Mitchell
Name:	Paul Mitchell
Title:	Director

Signature Page to First Amendment and Waiver to Term Loan Agreement

U.S. BANK NATIONAL ASSOCIATION, as a
lender

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

Wells Fargo Bank, N.A.

By:	/s/ Gabriela Ramirez
Name:	Gabriela Ramirez
Title:	Assistant Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement

WOODFOREST NATIONAL BANK

By:	/s/ Stephen J. Andersen
Name:	Stephen J. Andersen
Title:	Senior Vice President

Signature Page to First Amendment and Waiver to Term Loan Agreement